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                                                                   Exhibit 10.23


                                                   AMENDED BY BOARD OF DIRECTORS
                                                                 AUGUST 26, 2002

                  KEY EMPLOYEE SUPPLEMENTAL RETIREMENT PLAN OF
                           PHILLIPS PETROLEUM COMPANY

                                     PURPOSE

The purpose of the Key Employee Supplemental Retirement Plan of Phillips Petroleum Company (the "Plan") is to attract and retain key employees by providing them with supplemental retirement benefits. This Plan is intended to be and shall be administered as an unfunded excess benefit plan for highly compensated employees within the meaning of ERISA Sections 3(36) and 4(b)(5) subject to Section V.

SECTION I. Definitions.

As used in this Plan:

(a)   "Board" shall mean the board of directors of the Company.

(b) "Chief Executive Officer (CEO)" shall mean the Chief Executive Officer of the Company.

(c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(d) "Committee" shall mean the Compensation Committee of the Board of Directors of ConocoPhillips.

(e)   "Company" shall mean Phillips Petroleum Company.

(f) "Employee" shall mean a person who is an active participant in the Retirement Plan.

(g) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended


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      from time to time, or any successor statute.

(h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

(i) "Incentive Compensation Plan" shall mean the Incentive Compensation Plan of the Company, or the Annual Incentive Compensation Plan of Phillips Petroleum Company, or similar plan of a Participating Subsidiary, or any similar or successor plans, or all, as the context may require.

(j) "KEDCP" shall mean the Key Employee Deferred Compensation Plan of Phillips Petroleum Company.

(k) "Nonqualified Plans" shall mean the Key Employee Supplemental Retirement Plan, Supplemental Executive Retirement Plan, the Key Employee Missed Credited Service Retirement Plan and any similar plan or plans of the Company or a Participating Subsidiary.

(l) "Participating Subsidiary" shall mean a subsidiary of the Company, of which the Company beneficially owns, directly or indirectly, more than 50% of the aggregate voting power of all outstanding classes and series of stock, where such subsidiary has adopted one or more plans making participants eligible for participation in this Plan.

(m) "Plan" shall mean the Key Employee Supplemental Retirement Plan of Phillips Petroleum Company, the terms of which are stated in and by this document.

(n) "Plan Administrator" shall mean Executive Vice President, Planning, Corporate Relations and Services, or his successor.

(o) "Restricted Stock" shall mean shares of Stock which have certain restrictions attached to the ownership thereof.


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(p)   "Retirement Plan" shall mean the Retirement Income Plan of Phillips
      Petroleum Company, which plan is qualified under Code Section 401(a).

(q) "Salary" shall mean the monthly equivalent rate of pay for an Employee before adjustments for any before-tax voluntary reductions.

(r)   "Stock" means shares of common stock of ConocoPhillips, par value $.01.

(s) "Total Final Average Earnings" shall mean the average of the high 3 earnings, excluding Incentive Compensation Plan Awards, paid in consecutive years of the last 10 years prior to termination of employment plus the average of the high 3 Incentive Compensation Awards for any of such last 10 years under the Incentive Compensation Plan, whether paid or deferred, and shall include the value of any special awards specified by the Compensation Committee to be included for final average earnings purposes under the terms of the special awards when granted by the Compensation Committee and shall also recognize benefits paid under
      Section 4.2 of the Phillips Petroleum Company Executive Severance Plan in the same manner as layoff pay is recognized by the Retirement Plan.

(t) "Trustee" means the trustee of the grantor trust established by the Trust Agreement between the Company and Wachovia Bank, N.A. dated as of June 1, 1998, or any successor trustee.

SECTION II. Plan Benefits.

Supplemental payments will be made in such amounts which, together with the payments which the Employee or the Employee's surviving spouse, in the case of the death of an Employee prior to retirement or the death of a former Employee prior to commencing retirement benefits is


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eligible to receive under the Retirement Plan, will equal the retirement benefit that would have been payable under the Retirement Plan except for any or all of the following reasons:

(a) An Employee's deferral of all or any portion of one or more awards under the Incentive Compensation Plan, pursuant to the provisions of KEDCP, which results in a reduction in the total retirement benefits which would have been payable under the Retirement Plan,

(b) The issuance of Restricted Stock in settlement of awards under the Incentive Compensation Plan (which for purposes of this Section the initial value thereof shall be considered a "deferral"), which results in a reduction in the total retirement benefits which would have been payable under the Retirement Plan,

(c) An Employee's voluntary reduction of salary pursuant to the provisions of KEDCP which results in a reduction in the total retirement benefits which would have been payable under the Retirement Plan,

(d) The payments which would have been received under the Retirement Plan except for limitations relating to Code Section 401(a)(17), or

(e) The payments which would have been received under the Retirement Plan except for limitations relating to Code Section 415, including without limitation the interest rate limitations of Code Section 415(b)(2)(E).

(f) The payments which would have been received under the Retirement Plan if benefits under Section 4.2 of the Phillips Petroleum Company Executive Severance Plan were recognized under the Retirement Plan as layoff pay for purposes of final average earnings and credited service.

In addition to the supplemental payments in Section II (a), (b), (c), (d), (e) and (f) hereof, an


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additional supplemental retirement payment will be made to an Employee who terminates employment on or after February 8, 1993, calculated under the terms of the Retirement Plan using as final average earnings the difference, if any, between the Total Final Average Earnings and the Final Average Earnings used in the Retirement Plan.

SECTION III. Special Survivor Benefit.

Each senior vice president or higher level executive of the Company may, as soon as practicable, following the announcement of the merger of Conoco and Phillips, elect to receive a lump sum benefit under the Company's Nonqualified Plans when they retire after the transaction. If such officer should die before actually commencing retirement benefits, then his or her surviving spouse will receive a lump sum benefit calculated on the same basis as if the executive had commenced his or her retirement benefit from the Retirement Income Plan and applicable Nonqualified Plans as a lump sum, less the value of the pre-retirement 50% joint and survivor annuity death benefit payable under the Retirement Income Plan, the first of the month following the death of the executive. The surviving spouse who receives such lump sum will not be eligible to receive the pre-retirement 50% joint and survivor annuity death benefit from the Nonqualified Plans.

SECTION IV. Special Provision for former ARCO Alaska Employees.

Notwithstanding any provisions to the contrary, in order to comply with the terms of the Board approved Master Purchase and Sale Agreement ("Sale Agreement") by which the Company


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acquired certain Alaskan assets of Atlantic Richfield Company, Inc. ("ARCO"), the following supplemental payments will be made:

(a) The payments which would have been received under Article XXIV - ARCO Flight Crew of the Retirement Plan for those who were classified as an Aviation Manager, Chief Pilot, Assistant Chief Pilot, Captain or Reserve Captain as of July 31, 2000 if they had been eligible for those benefits under the Retirement Plan, except that if they receive a limited social security makeup benefit from the Retirement Plan it will be offset from the benefit payable from the plan.

(b) A final ARCO Supplemental Executive Retirement Plan (SERP) benefit will be calculated at the earlier of the time an Employee who had an ARCO SERP benefit terminates employment or, 2 years following the ARCO/BP Amoco p.l.c. merger, April 17, 2002 ("calculation date"). The SERP benefit attributable to service through July 31, 2000 shall be paid by BP Amoco p.l.c. and the difference shall be paid by this plan. The SERP calculation will be done as if the Employee had continued to participate in the Atlantic Richfield Retirement Plan and SERP up to the calculation date. The ARCO Annual Incentive Plan (AIP) amount used will be:

      (i) if the Employee terminates employment involuntarily prior to April 17, 2002, the highest of the actual AIP in the last 3 years including the AIP target payment amount for years after 1999 or the payment received under Phillips Annual Incentive Compensation Plan

      (ii) if the Employee terminates employment voluntarily prior to April 17, 2002, or if the calculation is made as of April 17, 2002, then the AIP will include the highest 3


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            year average using the highest of the actual AIP, the AIP target payment amount for years after 1999, or the payment received under Phillips Annual Incentive Compensation Plan.

      Any benefit paid by this plan under this Section IV (b)(ii) and the SERP benefit paid by BP Amoco p.l.c. shall offset the benefit payable from this plan at the time the Employee commences benefits under the Retirement Plan.

SECTION V. Payment of Benefits.

Subject to the requirement that the manner of payment of supplemental retirement benefits which an Employee is eligible to receive under this Plan, the Principal Corporate Officers Supplemental Retirement Plan of Phillips Petroleum Company, the Phillips Petroleum Company Supplemental Executive Retirement Plan, the Phillips Petroleum Company Key Employee Death Protection Plan, the Key Employee Missed Credited Service Retirement Plan and any similar plan or plans of the Company or a Participating Subsidiary, shall be the same and, subject further to the condition that an Employee who receives payments under this Plan in the manner described in Section IV (b) hereof, shall agree to be available to provide from time to time advice and consultation to the Company after reasonable notice and for reasonable compensation therefore:

      (a) An Employee may elect in the manner prescribed by the Plan Administrator to have the payments provided for hereunder made on a straight life annuity basis, or to have such life annuity payments converted in the manner provided by the Retirement Plan


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            to any one of the other forms of payments which the Employee would be entitled to select (except the lump-sum settlement option) if such payments were to be paid to the Employee under the Retirement Plan.

      (b) Notwithstanding (a) above, an Employee who is commencing retirement benefits and is eligible for a lump sum distribution from the Retirement Income Plan may, not earlier than 90 days nor later than 30 days prior to commencing retirement benefits, express a preference, in the manner prescribed by the Plan Administrator, to have the payment of the amounts provided for hereunder converted in the manner provided by the Retirement Plan from a life annuity basis to one lump-sum payment of which all or part of the lump sum payment is either paid to the Employee or considered an award pursuant to the provisions of KEDCP. The Chief Executive Officer, with respect to Employees who are not subject to Section 16 of the Exchange Act, and the Committee, with respect to Employees who are subject to
            Section 16 of the Exchange Act, shall consider such indication of preference and shall respectively decide in the Chief Executive Officer's or the Committee's sole discretion whether to accept or reject the preference expressed. In the event the Chief Executive Officer or the Committee, as applicable, accepts such Employee's preference, part or all of the Plan benefits shall be paid in a lump sum as soon as practicable after the later of such acceptance or the Employee's retirement benefit commencement date or credited as of the Employee's retirement benefit commencement date to the Employee's KEDCP account as applicable.

SECTION VI. Method of Providing Benefits.


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All amounts payable under this Plan shall be paid solely from the general assets of the Company and any rights accruing to an eligible Employee or Retiree under the Plan shall be those of a general creditor; provided, however, that the Company may establish a grantor trust to satisfy part or all of its Plan payment obligations so long as the Plan remains an unfunded excess benefit plan for purposes of Title I of ERISA.

SECTION VII. Nonassignability.

The right of an Employee, or beneficiary, or other person who becomes entitled to receive payments under this Plan, shall not be assignable or subject to garnishment, attachment or any other legal process by the creditors of, or other claimants against, the Employee, beneficiary, or other such person.

SECTION VIII. Administration.

(a) The Plan shall be administered by the Plan Administrator. The Plan Administrator may adopt such rules, regulations and forms as deemed desirable for administration of the Plan and shall have the discretionary authority to allocate responsibilities under the Plan to such other persons as may be designated, whether or not employee members of the Board.

(b) Any claim for benefits hereunder shall be presented in writing to the Plan Administrator for consideration, grant or denial. In the event that a claim is denied in whole or in part by


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      the Plan Administrator, the claimant, within ninety days of receipt of said claim by the Plan Administrator, shall receive written notice of denial. Such notice shall contain:

      (1)   a statement of the specific reason or reasons for the denial;

      (2) specific references to the pertinent provisions hereunder on which such denial is based;

      (3) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

      (4) an explanation of the following claims review procedure set forth in paragraph (c) below.

(c) Any claimant who feels that a claim has been improperly denied in whole or in part by the Plan Administrator may request a review of the denial by making written application to the Trustee. The claimant shall have the right to review all pertinent documents relating to said claim and to submit issues and comments in writing to the Trustee. Any person filing an appeal from the denial of a claim must do so in writing within sixty days after receipt of written notice of denial. The Trustee shall render a decision regarding the claim within sixty days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable time, but not later than 120 days after receipt of the request for review. The


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      decision of the Trustee shall be in writing and, in the case of the denial of a claim in whole or in part, shall set forth the same information as is required in an initial notice of denial by the Plan Administrator, other than an explanation of this claims review procedure. The Trustee shall have absolute discretion in carrying out its responsibilities to make its decision of an appeal, including the authority to interpret and construe the terms hereunder, and all interpretations, findings of fact, and the decision of the Trustee regarding the appeal shall be final, conclusive and binding on all parties.

(d) Compliance with the procedures described in paragraphs (b) and (c) shall be a condition precedent to the filing of any action to obtain any benefit or enforce any right which any individual may claim hereunder. Notwithstanding anything to the contrary in this Plan, these paragraphs
      (b), (c) and (d) may not be amended without the written consent of a seventy-five percent (75%) majority of Participants and Beneficiaries and such paragraphs shall survive the termination of this Plan until all benefits accrued hereunder have been paid.

SECTION IX. Employment not Affected by Plan.

Participation or nonparticipation in this Plan shall neither adversely affect any person's employment status, or confer any special rights on any person other than those expressly stated in the Plan. Participation in the Plan by an Employee of the Company or of a Participating Subsidiary shall not affect the Company's or the Participating Subsidiary's right to terminate the Employee's employment or to change the Employee's compensation or position.


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SECTION X. Miscellaneous Provisions.

(a) The Board reserves the right to amend or terminate this Plan at any time, if, in the sole judgment of the Board, such amendment or termination is deemed desirable; provided that no member of the Board who is also an Employee or Retiree shall participate in any action which has the actual or potential effect of increasing his or her benefits hereunder, and further provided, the Company shall remain liable for any benefits accrued under this Plan prior to the date of amendment or termination.

(b) Except as otherwise provided herein, the Plan shall be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged.

(c) No amount accrued or payable hereunder shall be deemed to be a portion of an Employee's compensation or earnings for the purpose of any other employee benefit plan adopted or maintained by the Company, nor shall this Plan be deemed to amend or modify the provisions of the Retirement Plan.

(d) The Plan shall be construed, regulated, and administered in accordance with the laws of the State of Oklahoma except to the extent that said laws have been preempted by the laws of the United States.


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